UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 16, 2006

HERBST GAMING, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-71044	88-0446145
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3440 West Russell Road, Las Vegas, NV 89118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 889-7695

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act  (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

ITEM 1.01  Entry Into a Material Definitive Agreement

Agreement and Plan of Merger

On May 16, 2006, Herbst Gaming, Inc. (the “Company”), The Sands Regent, a Nevada corporation and HGI-Casinos, Inc., a Nevada corporation and a wholly-owned subsidiary of the Company (“HGI”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).

The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, HGI will merge with and into The Sands Regent (the “Merger”), with The Sands Regent continuing as the surviving corporation and as a wholly-owned subsidiary of the Company.  The completion of the Merger is subject to several conditions, including the receipt of applicable approvals from The Sands Regent’s stockholders, the absence of any material adverse effect on The Sands Regent’s business, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of gaming approvals.

In connection with the Merger, each outstanding share of The Sands Regent’s common stock will be converted into the right to receive $15.00 in cash, without interest.  Each option to purchase The Sands Regent’s common stock that is outstanding and unexercised immediately prior to the effective time of the merger shall be cancelled in exchange for the right to receive from the surviving corporation a lump sum cash payment (without interest) equal to the product of (x) the excess (if any) of (A) $15.00 over (B) the exercise price per share of The Sands Regent’s common stock for such option and (y) the number of shares of The Sands Regent’s common stock underlying such option, less applicable withholding taxes.  Subject to the consent of the warrant holders, each warrant to purchase The Sands Regent’s common stock that is outstanding and unexercised immediately prior to the effective time of the merger shall be cancelled in exchange for the right to receive from the surviving corporation a lump sum cash payment (without interest) equal to the product of (x) the excess (if any) of (A) $15.00 over (B) the exercise price per share of The Sands Regent’s common stock for such warrant and (y) the number of shares of The Sands Regent’s common stock underlying such warrant, less applicable withholding taxes.

The foregoing description of the Merger and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement attached as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or The Sands Regent.  The Merger Agreement contains representations and warranties of each of the Company, The Sands Regent and HGI made to the other parties to the Merger Agreement.  The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

Concurrently with entering into the Merger Agreement, the Company and HGI entered into a Proxy and Voting Agreement (the “Voting Agreement”)with certain of The Sands Regent’s officers, directors and affiliates (the “Stockholders”).  The Voting Agreement provides that, among other things, the Stockholders will vote their shares in favor of the Merger.  The Voting Agreement terminates on the earlier of (i) the date of the Merger, (ii) the termination of the Merger Agreement in accordance with its terms, or (iii) certain other events described in the Voting Agreement.  The foregoing description of the Voting Agreement is qualified in its entirety by reference to the Voting Agreement attached as Exhibit 10.1 and incorporated herein by reference.

A copy of a joint press release dated May 17, 2006 announcing the Merger Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01     Financial Statements and Exhibits

(d)           Exhibits

2.1           Agreement and Plan of Merger, dated as of May 16, 2006, by and among The Sands Regent, Herbst Gaming, Inc., and HGI-Casinos, Inc.

10.1         Proxy and Voting Agreement, dated as of May 16, 2006, by and among Herbst Gaming, Inc., and HGI-Casinos, Inc., and the other signatories thereto.

99.1         Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERBST GAMING, INC.

Date: May 17, 2006	By:	/s/ Mary Beth Higgins
Mary Beth Higgins
Chief Financial Officer